The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2009

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus Dated August 21, 2009)	Filed pursuant to Rule 424(b)(2) under the Securities Act of 1933 Registration No. 333-161165

          Shares

HUDSON VALLEY HOLDING CORP.

Common Stock

We are offering           shares of our common stock to be sold in this offering.

We have applied to list our common stock on the NASDAQ Global Select Market under the symbol “HUVL.” Our stock is currently traded sporadically on the OTC Bulletin Board under the symbol “HUVL.”

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

The underwriters also may purchase up to an additional           shares of our common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

Investing in our common stock involves substantial risk. You should carefully consider the risks discussed in “Risk Factors” beginning on page S-9 of this prospectus supplement before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These shares of common stock are not deposits or other obligations of any banking or non-banking subsidiary of Hudson Valley and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the shares to purchasers against payment on or about           , 2009.

Joint Book-Running Managers

Fox-Pitt Kelton Cochran Caronia Waller	Raymond James

Stifel Nicolaus

The date of this prospectus supplement is           , 2009.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the common stock offered hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent this prospectus supplement differs from the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement, which supersedes such other documents.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, in making your investment decision. You should not assume that the information that appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless this prospectus supplement indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us” or the “Company” as used in this prospectus supplement refer to Hudson Valley Holding Corp. and its consolidated subsidiaries, including Hudson Valley Bank, N.A., which we sometimes refer to as “HVB,” and New York National Bank, which we sometimes refer to as “NYNB.” The term “Hudson Valley” refers to Hudson Valley Holding Corp. and not to its consolidated subsidiaries. Hudson Valley Bank and New York National Bank are sometimes collectively referred to herein as the “Banks” or our “Bank subsidiaries.”

Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This document, including the documents incorporated herein by reference, contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These risks and other factors include those listed

S-ii

under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and our other filings with the Securities Exchange Commission, or SEC, as described below. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	our strategy, financial projections and estimates and their underlying assumptions;

•	our plans, objectives, expectations or consequences of contemplated transactions;

•	our future performance, including our expectations for our third quarter 2009 results, operations, products and services;

•	our opportunities for growth, our plans for expansion (including opening new branches) and the competition we face in attracting and retaining customers;

•	economic conditions generally and in our market area in particular, which may affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	demand for our products and services;

•	future provisions for loan losses, increases in non-performing assets, impairment of certain investments and our allowance for loan losses;

•	interest rates;

•	the regulatory environment in which we operate, our regulatory compliance and future regulatory requirements;

•	our intention and ability to maintain regulatory capital above the levels required for us to be “well-capitalized” or such higher capital levels as may be required;

•	proposed legislative and regulatory action affecting us and the financial services industry;

•	future Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	our use of the net proceeds from this offering; and

•	limitations on dividends payable by Hudson Valley or the Banks.

Discussions containing forward-looking statements may be found, among other places, in this prospectus supplement, any free writing prospectus used in connection with this offering and our most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, which are hereby incorporated by reference upon their subsequent filing with the SEC until the termination of any offering of securities offered by this prospectus supplement, as described under “Documents Incorporated by Reference.”

Forward-looking statements speak only as of the date of this document or the date of the document incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference herein, including our consolidated financial statements and the notes to those consolidated financial statements contained in such documents. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

About Hudson Valley

Hudson Valley, a New York corporation founded in 1982, is registered as a bank holding company under the Bank Holding Company Act of 1956.

Hudson Valley provides financial services through its wholly-owned subsidiaries, Hudson Valley Bank, a national banking association with operational headquarters in Westchester County, New York, which was established in 1972, and New York National Bank, a national banking association headquartered in Bronx County, New York, which Hudson Valley acquired in 2006. Hudson Valley’s banking subsidiaries operate a total of 35 branch offices. Hudson Valley Bank operates 27 branch offices in six New York counties, including Westchester, New York (Manhattan), Bronx, Queens, Brooklyn and Rockland, and five branch offices in Fairfield and New Haven Counties, Connecticut. New York National Bank operates one branch office in Manhattan, New York and two branch offices in Bronx County, New York.

Hudson Valley provides investment management services through a wholly-owned subsidiary of HVB, A.R. Schmeidler & Co., Inc., or ARS, a money management firm. ARS has offices at 500 Fifth Avenue in Manhattan, New York.

We derive substantially all of our revenue and income from providing banking and related services to businesses, professionals, municipalities, not-for-profit organizations and individuals within our market area.

As of June 30, 2009, the Company had:

•	consolidated assets of $2.6 billion;

•	total deposits of $2.1 billion;

•	net loans of $1.7 billion; and

•	total stockholders’ equity of $195 million.

With the exception of New York National Bank and ARS, we have grown organically rather than through acquisitions.

Our common stock is currently traded sporadically on the OTC Bulletin Board. Our stockholders consist largely of retail investors and officers, directors and employees of the Company.

Our Market Area and Competition

Westchester County, where we are headquartered, is a suburban county in New York that has a large and varied economic base, including over 100,000 businesses, a per capita income among the highest of the nation’s counties, and an unemployment rate below the New York state and national rates.

New York City is the nation’s financial capital and has a vibrant and diverse business community. We expanded into the Bronx in 1999 and Manhattan in 2002 and added to our presence in these boroughs with the acquisition of New York National Bank in 2006. We also opened a branch in Queens in 2005 and in Brooklyn in 2008.

We expanded into both Rockland County, New York and Fairfield County, Connecticut in 2007. Rockland County borders Westchester County to the northwest, and Fairfield County borders Westchester County to the east. Both Rockland County and Fairfield County are suburban counties with very similar attributes to Westchester County.

We continue to evaluate expansion opportunities throughout our current market area.

The banking and financial services business in our market area is highly competitive. Due to their proximity to and location within New York City, our branches compete with regional banks, as well as many other non-bank financial institutions. A number of these banks are larger than we are and are increasing their efforts to serve smaller commercial borrowers. Many of these competitors, by virtue of their size and resources, may enjoy efficiencies and competitive advantages over us in pricing, delivery and marketing of their products and services. We believe that, despite the continued growth of large institutions and the potential for large out-of-area banking and financial institutions to enter our market area, there will continue to be opportunities for efficiently-operated, service-oriented, well-capitalized, community-based banking organizations to grow by serving customers that are not well served by larger institutions or do not wish to bank with such large institutions.

Our Business Strategy

We specialize in serving the banking needs of middle market commercial customers in our market areas. In particular, we build long-term, strong relationships with small to mid-size law firms, accounting firms and other professionals, not-for-profit organizations, real estate developers and small business owners. We believe that the service we provide to our customers has created a loyal customer base.

To serve our customers, we offer customized banking products with proactive customer service based on frequent personal interaction. By offering deposit products and customer service that are specifically tailored to the particular types of customers we serve, our business model generates low cost, in-market core deposits. At June 30, 2009 we had $2.1 billion in deposits, which comprised approximately 91% of our total deposits and other borrowings. Of this $2.1 billion, approximately 91% were core deposits. Because of our success in attracting core deposits, we historically have not relied on brokered deposits, wholesale borrowings or other less stable and more expensive outside funding sources.

We lend to serve the needs of our primary commercial customers, and our loans primarily consist of commercial real estate loans and construction loans secured by real estate, and commercial and industrial loans, approximately 81% of which are secured by real estate or liquid collateral. We generally require personal guarantees for such loans. At June 30, 2009, approximately 56% of our loan portfolio consisted of commercial real estate and construction loans. We believe that we have maintained conservative underwriting standards and low loan-to-value ratios. We do not engage in sub-prime lending, auto lending, credit card accounts or other consumer-oriented lending, and we do not generally lend outside of our market area.

We focus our marketing and business development efforts on personal involvement in local business and civic affairs through our dedicated team of loan officers and sales professionals. We rely heavily on word-of-mouth advertising and referrals from our established customers. We believe that these marketing efforts result in cost-effective business development, which is consistent with the profile of our core customer base. We do not focus on retail banking or large corporate customers and do not try to maintain a high profile through advertising on television or radio.

We believe that our service-oriented business model gives us a competitive edge in our market area among the types of customers that we serve. We have had long-term success in attracting and retaining middle market commercial customers. We have achieved this success through personalized customer service, tailored product offerings, and our dedication to the customers and markets that we serve.

We have a history of strong financial performance over the past 10 years as evidenced by the following:

•	Average annual return on average assets of 1.46%;

•	Average annual return on average equity of 18.2%;

•	Average annual net interest margin of 4.73%;

•	Average annual efficiency ratio of 48.0%; and

•	Average annual ratio of net charge-offs to average loans of 0.10%.

Recent Developments

Results of Operations for the Second Quarter of 2009 and the Six Months Ended June 30, 2009

For the three month period ended June 30, 2009 our net income was $0.3 million, or $0.03 per diluted share, a decrease of $7.6 million, or 96.2% compared to $7.9 million, or $0.70 per diluted share, for the three month period ended June 30, 2008. Net income for the six month period ended June 30, 2009 was $6.9 million, or $0.64 per diluted share, a decrease of $9.4 million, or 57.7%, compared to $16.3 million, or $1.45 per diluted share, for the six month period ended June 30, 2008. The significant declines in net income for both the three and six month periods ended June 30, 2009, compared to the same periods in the prior year, resulted primarily from:

•	higher provision for loan losses, which were $11.5 million and $14.5 million for the three and six month periods ended June 30, 2009, respectively, compared to $2.1 million and $2.4 million, respectively, for the same periods in 2008;

•	significant adjustments for other-than-temporary impairment of certain investments in pooled trust preferred securities and a mutual fund in the amount of $2.1 million and $3.6 million for the three and six month periods ended June 30, 2009, respectively, compared to $0.0 and $0.5 million, respectively, for the same periods in 2008;

•	a significant increase in FDIC deposit insurance premiums of $1.9 million and $3.4 million, for the three and six month periods ended June 30, 2009, respectively; and

•	lower noninterest income in the three and six month periods ended June 30, 2009 (excluding recognized impairment charges and realized gains on securities) of $3.9 million and $8.0 million, respectively, compared to $5.0 million and $9.8 million, respectively, for the same periods in 2008.

The negative effect of these components of net income were partially offset by higher net interest income and lower income taxes of $56.6 million and $1.6 million, respectively, for the six months ended June 30, 2009, compared to $52.4 million and $8.4 million for the same period last year.

Total deposits increased $295.9 million during the six month period ended June 30, 2009. Approximately $75.0 million of this growth resulted from the transfer of certain money market mutual fund investments of existing customers to interest bearing demand deposits. The Company also experienced significant growth in new customers both at existing branches and from the addition of new branches during 2008 with approximately $30 million in new deposits being added in these new branches through the first six months in 2009. This growth was partially offset by some declines in balances of existing customers, primarily those customers directly involved in or supported by the real estate industry. Proceeds from deposit growth were used primarily to reduce long-term and short-term borrowings and to fund loan growth.

Total loans increased $79.8 million during the six month period ended June 30, 2009, as the Company continued to lend to new and existing customers. This loan growth, however, was accompanied by a continued slowdown in payments of certain loans, such as construction loans, the repayment of which is often dependent on sales of completed real estate projects, as well as additional increases in delinquent and nonperforming loans in other sectors of the loan portfolio that have also been adversely impacted by the severe economic conditions currently affecting the real estate markets. In response to the difficult economic environment, the Company has modified its conservative underwriting standards for many types of loans to make them even more stringent, including lowering loan to value ratios and enhancing collateral requirements.

Increase in Non-Performing Assets

Beginning in the fourth quarter of 2008 and continuing through the first six months of 2009, we have experienced an increase in the level of our non-performing assets, particularly in our commercial real estate loan portfolio. Our non-performing loans as a percentage of total loans have increased from 0.66% at December 31, 2008 to 2.32% at June 30, 2009. Our non-performing assets as a percentage of total assets have increased from 0.66% at December 31, 2008 to 1.89% at June 30, 2009. The increase in non-performing loans resulted primarily from recent adverse economic conditions, particularly in the real estate market in our primary lending area. As a result of a related increase in expected losses in our loan portfolio, we have substantially increased our provision for loan losses for the first six months of 2009 to $14.5 million from $2.4 million for the first six months of 2008. Our allowance for loan losses has correspondingly increased from $22.5 million at December 31, 2008 to $34.2 million at June 30, 2009.

In today’s economic and regulatory environment, banking regulators, including the Office of the Comptroller of the Currency, or the OCC, which is the primary federal regulator of the Banks, are directing greater scrutiny to banks with higher levels of commercial real estate loans. Due to the high percentage of commercial real estate loans in our portfolio, we are among the banks subject to such greater regulatory scrutiny. As a result of this concentration, the increase in the level of our non-performing loans, and the potential for further deterioration in our loan portfolio, we expect that our Banks will be required by the OCC to maintain higher capital levels. These capital levels may be in excess of “well capitalized” levels. We have informed the OCC that we intend, and we may be required to maintain at the Banks a total risk-based capital ratio of at least 12.0% (compared to 10.0% for a well capitalized bank), a Tier 1 risk-based capital ratio of at least 10.0% (compared to 6.0% for a well capitalized bank), and a Tier 1 leverage ratio of at least 8.0% (compared to 5.0% for a well capitalized bank). We expect the net proceeds of this offering will allow our subsidiary Banks to exceed these higher capital levels. See “Risk Factors” below for more information concerning the regulatory supervision and requirements to which we are subject as well as potential remedial actions that may be imposed.

Trends for the Third Quarter of 2009

Although the quarter ended September 30, 2009 is not yet complete, management of the Company currently expects that its financial results for the period will benefit from more stable credit conditions as well as continued modest growth in loans and deposits experienced to date in the third quarter of 2009. In addition, at this time, management does not expect to be subject to an FDIC special assessment or record a provision for loan losses of the same magnitude recorded in the second quarter of 2009. These factors adversely affected our financial results for the second quarter of 2009 as discussed above. Further, we currently estimate that our net interest margin and efficiency ratio for the third quarter will be consistent with our results in the quarters immediately prior to the second quarter of 2009. However, notwithstanding these developments, due to the dilution that will be caused by the issuance and sale of shares of our common stock in this offering, we expect that our per share net income will be significantly reduced for future periods.

Management’s expectations are based on facts known to the Company to date, which may change between the date of this prospectus supplement and the date the Company finalizes and releases its earnings for the third quarter of 2009. Accordingly, we cannot assure you that our actual financial results will meet management’s current expectations or our final results for the third quarter of 2009 will not be adversely affected by factors identified in the sections of this prospectus supplement entitled “Cautionary Statements Concerning Forward-Looking Statements” or “Risk Factors.”

Company Information

Our principal executive offices are located at 21 Scarsdale Road, Yonkers, New York 10707, and our telephone number is (914) 961-6100. Information about us can be found on the internet at www.HudsonValleyBank.com. The foregoing website address is intended to be for inactive textual references only. The information on the website is not a part of this prospectus supplement.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For more information on our common stock, please refer to “Description of Common Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

Issuer	Hudson Valley Holding Corp., a New York corporation.

Common Stock Offered	Up to shares of common stock, $0.20 par value per share.

Over-allotment option	The underwriters may purchase up to an additional shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Common stock outstanding after this offering	shares, or shares if the underwriters exercise their over-allotment option in full.[11]

Net proceeds	We estimate that the net proceeds from this offering (after deducting the underwriting discount and offering expenses payable by us) will be approximately $ million, or approximately $ million if the underwriters exercise their over-allotment option in full.

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes as described under “Use of Proceeds.”

Risk Factors	Investing in our common stock involves significant risks. For a discussion of these risks, please refer to “Risk Factors” in this prospectus supplement.

Market and Trading Symbol for the Common Stock	We have applied to list our common stock on the NASDAQ Global Select Market under the symbol “HUVL.”

Settlement Date	Delivery of shares of our common stock will be made against payment therefor on or about , 2009.

1 The number of shares of common stock outstanding after this offering includes 10,556,554 outstanding as of August 31, 2009, but does not include:

 •                shares of common stock issuable pursuant to the underwriters’ option to purchase additional shares; and

 •     672,605 shares reserved for issuance upon exercise of stock options with a weighted average exercise price per share of $27.75, which have been granted and remained outstanding as of August 31, 2009.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary selected consolidated financial information presented below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated by reference in this prospectus supplement.

The following tables set forth selected consolidated financial data for us at and for each of the years in the five-year period ended December 31, 2008 and at and for the three and six month periods ended June 30, 2009 and 2008.

The selected statement of income data for the years ended December 31, 2008, 2007 and 2006, and the selected statement of financial condition data as of December 31, 2008 and 2007, have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement. The selected statement of income data for the years ended December 31, 2005 and 2004 and the summary statement of financial condition data as of December 31, 2006, 2005 and 2004 have been derived from our audited consolidated financial statements that are not included in this prospectus supplement.

The summary selected financial data at June 30, 2009 and for the three and six months ended June 30, 2009 and 2008 have been derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which is incorporated by reference in this prospectus supplement. The summary selected financial data at June 30, 2008 has been derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which is not incorporated by reference in this prospectus supplement. These unaudited interim consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) that we consider necessary for a fair presentation of our financial condition and results of operations as of the dates and for the periods indicated. Historical results are not necessarily indicative of future results and the results for the three and six months ended June 30, 2009 are not necessarily indicative of our expected results for the full year ending December 31, 2009 or any other period.

Hudson Valley Holding Corp.

Selected Financial Data
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	Years Ended December 31,
Statement of Financial Condition Data:	2009	2008	2009	2008	2008	2007	2006	2005	2004

Total assets	$2,562,048	$2,336,220	$2,562,048	$2,336,220	$2,540,890	$2,330,748	$2,291,734	$2,032,721	$1,840,874
Total loans	1,780,367	1,511,268	1,780,367	1,511,268	1,700,148	1,307,008	1,222,027	1,023,344	874,297
Allowance for loan losses	34,177	16,382	34,177	16,382	22,537	17,367	16,784	13,525	11,801
Securities available for sale	495,397	623,474	495,397	623,474	642,363	746,493	877,738	833,873	804,253
Securities held to maturity	24,705	30,986	24,705	30,986	28,992	33,758	39,922	50,119	70,867
Goodwill and other intangibles (net)	24,620	19,885	24,620	19,885	25,039	20,296	16,349	9,256	7,917
Deposits	2,135,247	1,730,421	2,135,247	1,730,421	1,839,326	1,812,542	1,626,411	1,407,996	1,235,341
Securities sold under agreements to repurchase and other short term borrowings	76,828	175,283	76,828	175,283	269,585	76,097	207,188	172,115	154,472
Other borrowings	126,798	196,830	126,798	196,830	196,813	210,844	249,371	263,097	263,121
Shareholders equity	194,751	205,942	194,751	205,942	207,501	203,687	185,566	169,789	159,662
Income Statement Data:
Interest income	33,910	33,565	68,546	68,666	140,112	150,367	141,157	110,364	88,432
Interest expense	5,731	7,004	11,982	16,230	30,083	46,299	41,600	25,306	16,795
Net interest income	28,179	26,561	56,564	52,436	110,029	104,068	99,557	85,058	71,637
Provision for loan losses	11,527	2,114	14,492	2,445	11,025	1,470	2,130	2,059	473
Net interest income after provision for loan losses	16,652	24,447	42,072	49,991	99,004	102,598	97,427	82,999	71,164
Noninterest income	1,837	5,159	4,487	9,446	18,604	14,821	13,079	8,303	6,525
Noninterest expense	19,639	17,684	38,088	34,670	71,085	64,677	58,412	44,319	36,719
(Loss) income before income taxes	(1,150)	11,922	8,471	24,767	46,523	52,742	52,094	46,983	40,970
Income tax (benefit) expense	(1,460)	4,026	1,569	8,424	15,646	18,259	18,035	16,038	13,430
Net Income	310	7,896	6,902	16,343	30,877	34,483	34,059	30,945	27,540
Per Share Data:(1)
Earnings Per Share available to common stockholders — basic	$0.03	$0.72	$0.65	$1.50	$2.84	$3.20	$3.14	$2.86	$2.57
Weighted average shares outstanding — basic	10,588,446	10,892,152	10,618,256	10,870,794	10,881,761	10,767,920	10,832,709	10,804,912	10,705,417
Earnings Per Share available to common stockholders — diluted	$0.03	$0.70	$0.64	$1.45	$2.74	$3.08	$3.05	$2.77	$2.52
Weighted average shares outstanding — diluted	10,811,768	11,261,193	10,858,764	11,275,954	11,250,087	11,199,663	11,180,736	11,187,742	10,920,534
Book value per common share	$18.42	$18.91	$18.42	$18.91	$19.09	$18.81	$17.14	$15.67	$14.82
Tangible book value per common share(2)	$16.09	$17.09	$16.09	$17.09	$16.78	$16.94	$15.63	$14.82	$14.08
Common shares outstanding at end of period	10,571,056	10,889,615	10,571,056	10,889,615	10,871,609	10,826,079	10,823,600	10,832,679	10,774,546

(1)	Prior period share and per share data adjusted to give effect to 10% stock dividends paid in December 2008, 2007, 2006 and 2005

(2)	Tangible book value is calculated by reducing stockholders’ equity by net goodwill and other net intangible assets, and dividing by common shares outstanding at end of period

Hudson Valley Holding Corp.

Selected Financial Ratios

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	Years Ended December 31,
	2009	2008	2009	2008	2008	2007	2006	2005	2004

Performance Ratios and Other Data:
Return on average assets(1)	0.05%	1.36%	0.54%	1.41%	1.30%	1.49%	1.54%	1.58%	1.55%
Return on average shareholders’ equity(1)	0.61%	14.92%	6.82%	15.55%	14.76%	18.03%	19.40%	18.77%	18.33%
Net interest margin(2)	4.90%	5.13%	4.92%	5.06%	5.14%	4.99%	4.99%	4.83%	4.53%
Efficiency ratio(3)	55.58%	53.93%	55.24%	53.63%	52.78%	52.01%	49.58%	44.64%	44.91%
Asset quality ratios:
Allowance for loan losses to period end loans	1.92%	1.08%	1.92%	1.08%	1.33%	1.33%	1.37%	1.32%	1.35%
Allowance for loan losses to period end non-performing loans(4)	82.74%	132.99%	82.74%	132.99%	199.73%	162.02%	301.22%	352.49%	512.86%
Non-performing assets to period end assets(5)	1.89%	0.61%	1.89%	0.61%	0.66%	0.46%	0.24%	0.19%	0.12%
Non-performing loans to period end loans(4)	2.32%	0.82%	2.32%	0.82%	0.66%	0.82%	0.46%	0.37%	0.26%
Net loan charge offs (recoveries) to average loans(1)	0.36%	0.55%	0.33%	0.50%	0.39%	0.07%	0.04%	0.04%	0.01%
Capital Ratios:
Tangible common equity to tangible assets(6)	6.70%	8.03%	6.70%	8.03%	7.25%	7.94%	7.44%	7.93%	8.28%
Leverage ratio	6.76%	8.30%	6.76%	8.30%	7.50%	8.30%	7.80%	8.29%	8.19%
Tier 1 capital	8.99%	11.70%	8.99%	11.70%	10.11%	12.61%	12.32%	13.80%	14.49%
Total capital	10.24%	12.70%	10.24%	12.70%	11.30%	13.80%	13.50%	14.92%	15.63%

(1)	Results for the three and six month periods have been annualized to allow for comparability to the preceding year end results

(2)	Calculated on a tax equivalent basis using our applicable federal tax rate (35%)

(3)	Efficiency ratio is equal to the total of non-interest expenses, excluding an FDIC special assessment of $1.2 million in the three and six month periods ended June 30, 2009, divided by tax equivalent basis net interest income before provision for loan losses plus non-interest income, excluding realized gains and losses on securities sales and adjustments for other-than-temporary impairment of investments

(4)	Non-performing loans include loans that have been placed on non-accrual

(5)	Non-performing assets include loans that have been placed on non-accrual and other real estate owned

(6)	Tangible common equity to tangible assets is calculated by reducing both shareholders equity and total assets by net goodwill and other net intangible assets

RISK FACTORS

Investing in our common stock involves substantial risks. Before you decide to invest in our common stock, you should consider the risk factors below relating to the offering as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in our updates to those risk factors in our Quarterly Reports on Form 10-Q following our most recent Form 10-K, and in all other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement. Please refer to “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus for discussions of these other filings. In addition to the material risks and uncertainties described in those documents that management believes affect us, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. If any of the risks and uncertainties actually occurs, our business, financial condition, and results of operations could be materially adversely affected. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment. The prospectus supplement is qualified in its entirety by those risk factors.

Risks Relating to Our Business

Further increases in our nonperforming loans may occur and adversely affect our results of operations and financial condition.

As a result of the economic downturn, particularly in the first six months of 2009, we are facing increased delinquencies on our loans. At December 31, 2008 and June 30, 2009, our nonperforming loans (which consist of non-accrual loans) totaled $11.3 million and $41.3 million, or 0.7% and 2.3% of the loan portfolio, respectively. At December 31, 2008 and June 30, 2009, our nonperforming assets (which include foreclosed real estate, also called other real estate owned) were $16.8 million and $48.5 million, or 0.7% and 1.9% of assets, respectively. In addition, we had approximately $7.0 million and $11.0 million of accruing loans greater than 90 days past due and $17.1 million and $40.2 million in accruing loans that were 30-89 days delinquent at December 31, 2008 and June 30, 2009, respectively.

Until economic and market conditions improve, we expect to continue to incur additional losses relating to an increase in non-performing loans. Our non-performing assets adversely affect our net income in various ways. First, we do not record interest income on non-accrual loans or other real estate owned, thereby adversely affecting our income and increasing our loan administration costs. Second, when we take collateral in foreclosures and similar proceedings, we are required to mark the related loan to the then fair market value of the collateral, which may result in a loss. Third, these loans and other real estate owned also increase our risk profile and the capital our regulators believe is appropriate in light of such risks. Adverse changes in the value of our problem assets, or the underlying collateral, or in these borrowers’ performance or financial conditions, whether or not due to economic and market conditions beyond our control, could adversely affect our business, results of operations and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities. There can be no assurance that we will not experience further increases in nonperforming loans in the future, or that our nonperforming assets will not result in further losses in the future.

A further downturn in the market areas we serve could increase our credit risk associated with our loan portfolio, as it could have a material adverse effect on both the ability of borrowers to repay loans as well as the value of the real property or other property held as collateral for such loans. Further deterioration of our loan portfolio will likely cause a significant increase in nonperforming loans, which would have an adverse impact on our results of operations and financial condition. There can be no assurance that we will not experience further increases in nonperforming loans in the future.

As regulated entities, the Company and the Banks are subject to extensive supervision and prudential regulation, including maintaining certain capital requirements, which may limit their operations and potential growth. Failure to meet any such requirements would subject us to regulatory action.

The Company is supervised by the Federal Reserve and each Bank is supervised by the OCC. As such, each is subject to extensive supervision and prudential regulation, including risk-based and leverage capital requirements. The Company and each Bank must maintain certain risk-based and leverage capital ratios as required by the Federal Reserve or the OCC, respectively, that may change depending upon general economic conditions and the particular condition, risk profile and growth plans of the Company and each Bank.

In today’s economic and regulatory environment, banking regulators, including the OCC, continue to direct greater scrutiny to banks with higher levels of commercial real estate loans like us. As a general matter, such banks, including the Banks, are expected to maintain higher capital levels as well as other measures due to commercial real estate lending growth and exposures. As a result of the increase in our non-performing loans, the high percentage of commercial real estate loans in our portfolio, and the increased potential for further deterioration in our loans, we expect that our Banks will be required by the OCC to maintain capital ratios in excess of the “well capitalized” levels, meaning we intend to maintain a total risk-based capital ratio of at least 12.0% (compared to 10.0% for a well capitalized bank), a Tier 1 risk-based capital ratio of at least 10.0% (compared to 6.0% for a well capitalized bank), and a Tier 1 leverage ratio of at least 8.0% (compared to 5.0% for a well capitalized bank). The OCC could require us to maintain these or other higher capital levels or impose restrictions on our operations, such as limiting the concentration of particular asset classes. We cannot assure you that we will be able to maintain these or higher capital levels. More generally, compliance with capital requirements may limit loan growth or other operations that require the use of capital and could adversely affect our ability to expand or maintain present business levels.

If we fail to meet any regulatory capital requirement or are otherwise deemed to be operating in an unsafe and unsound manner or in violation of law, we may be subject to a variety of informal or formal remedial measures and enforcement actions. Such informal remedial measures and enforcement actions may include a memorandum of understanding which is initiated by the regulator and outlines an institution’s agreement to take specified actions within specified time periods to correct violations of law or unsafe and unsound practices. In addition, as part of our regular examination process, regulators may advise us to operate under various restrictions as a prudential matter. Any of these restrictions, in whatever manner imposed, could have a material adverse effect on our business and results of operations.

In addition to informal remedial actions, we may also be subject to formal enforcement actions. Failure to comply with an informal enforcement action could cause us to be subject to formal enforcement actions. Formal enforcement actions include written agreements, cease and desist orders, the imposition of substantial fines and other civil penalties and, in the most severe cases, the termination of deposit insurance or the appointment of a conservator or receiver for our Bank subsidiaries. Furthermore, if the Banks fail to meet any regulatory capital requirement, they will be subject to the prompt corrective action framework of the Federal Deposit Insurance Corporation Improvements Act of 1991, which imposes progressively more restrictive constraints on operations, management and capital distributions as the capital category of an institution declines, up to and including, ultimately, the appointment of a conservator or receiver. A failure to meet regulatory capital requirements could also subject us to capital raising requirements. Additional capital raisings would be dilutive to holders of our common stock. See “Risk Factors — Risks Related to Our Common Stock” for more information.

Any remedial measure or enforcement action, whether formal or informal, could impose restrictions on our ability to operate our business and adversely affect our prospects, financial condition or results of operations. In addition, any formal enforcement action could harm our reputation and our ability to retain and attract customers and impact the trading price of our common stock.

Further increases to the allowance for loan losses may cause our earnings to decrease.

In determining our loan loss reserves for each quarter, we make various assumptions and judgments about the future performance of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the amount of the allowance for loan losses, we rely on loan quality reviews, past experience, and an evaluation of economic conditions, among other factors. If our assumptions prove to be incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to the allowance and a corresponding decrease in income. In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities or otherwise could have a material adverse effect on our results of operations or financial condition.

Our concentration of commercial real estate loans has resulted in increased loan losses and could result in further increases in future periods.

Commercial real estate is cyclical and poses risks of loss to us due to concentration levels and similar risks of the asset. Of our loan portfolio, 37.7% was concentrated in commercial real estate loans at year end 2008 and 41.0% as of June 30, 2009. As discussed above, banking regulators direct greater scrutiny to banks with higher levels of commercial real estate loans. Due to the high percentage of commercial real estate loans in our loan portfolio, we are among the banks subject to greater regulatory scrutiny of their activities.

We have significant exposure to commercial real estate in our loan portfolio and have substantially increased our provision for loan losses primarily because of an increase in expected losses relating to adverse economic conditions, particularly in the real estate market in our primary lending areas. During 2008, we added $11.0 million in provision for loan losses compared to $1.5 million in 2007 and $2.1 million in 2006, in part reflecting collateral evaluations in response to recent changes in the market values of real estate development loans. An additional $14.5 million in provision for loan losses has been taken through June 30, 2009.

Given our high concentration in commercial real estate and the greater scrutiny directed to this asset class by banking regulators, our regulators may impose specific concentration limits on our lending activity in this area in the future. Such limitations may restrict our business opportunities and adversely affect our operating results. In addition, further deterioration in our loan portfolio, including further declines in the market values of real estate supporting certain commercial real estate loans, would result in further provisions for loan losses in future periods, which would have a material adverse affect on our business and results of operations.

Declines in value may adversely impact the carrying amount of our investment portfolio and result in other-than-temporary impairment charges.

As of June 30, 2009, we owned pooled trust preferred debt securities with an aggregate book value of $15.6 million and an unrealized loss of approximately $7.6 million. As a result of recent adverse economic banking conditions, we incurred pretax other-than-temporary impairment charges on these securities of approximately $4.6 million during the third quarter of 2008 and the first two quarters of 2009. We may be required to record additional impairment charges on these pooled trust preferred debt securities or other of our investment securities if they suffer a decline in value that is considered other-than-temporary. Numerous factors, including lack of liquidity for resales of certain investment securities, absence of reliable pricing information for investment securities, adverse changes in business climate or adverse actions by regulators could have a negative impact on the valuation of our investment portfolio in future periods. If an impairment charge is significant enough, it could affect the ability of Hudson Valley Bank to upstream dividends to us, which could have a material adverse effect on our liquidity and our ability to pay dividends to stockholders, and could also negatively impact our regulatory capital ratios and result in us not being classified as “well capitalized” for regulatory purposes.

A prolonged or worsened downturn in the economy in general and the real estate market in our key market areas in particular would adversely affect our loan portfolio and our growth potential.

Our primary lending market area is Westchester County, New York and New York City and to an increasing extent, Rockland County, New York and Fairfield County, Connecticut, with a primary focus on businesses, professionals and not-for-profit organizations located in this area. Accordingly, the asset quality of our loan portfolio largely depends upon the area’s economy and real estate markets. The Banks’ primary lending market area and asset quality have been adversely affected by the current economic downturn. A prolonged or worsened downturn in the economy in our primary lending area would adversely affect our asset quality, operations and limit our future growth potential.

In particular, a downturn in our local real estate market could negatively affect our business because a significant portion (approximately 86% as of June 30, 2009) of our loans are secured, either on a primary or secondary basis, by real estate. Our ability to recover on defaulted loans by selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans. The Banks’ loans have already been adversely affected by the current decline in the real estate market. Continuation or worsening of such conditions could have additional negative effects on our business in the future.

A downturn in the real estate market could also result in lower customer demand for real estate loans. This could in turn result in decreased profits as our alternative investments, such as securities, generally yield less than real estate loans.

Difficult market conditions have adversely affected our industry.

Substantial declines in the real estate markets over the past two years, with falling prices and increasing foreclosures, unemployment and under-employment, have negatively impacted the credit performance of real estate related loans and resulted in significant write-downs of asset values by financial institutions. These write-downs have caused many financial institutions to seek additional capital, to reduce or eliminate dividends, to merge with larger and stronger institutions and, in some cases, to fail. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including to other financial institutions. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry.

As a result of the foregoing, there is a potential for new laws and regulations regarding lending and funding practices and liquidity and capital standards, and financial institution regulatory agencies are now expected to be very aggressive in responding to concerns and trends identified in examinations, including the more frequent issuance of informal remedial measures and formal enforcement orders. These negative developments in the financial services industry and the impact of new legislation in response to those developments could negatively impact our operations by restricting our business operations, including our ability to originate loans and work with borrowers to collect loans, and adversely impact our financial performance.

Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

FDIC insurance premiums have increased substantially in 2009 and we expect to pay significantly higher FDIC premiums in the future. Market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. The FDIC adopted a revised risk-based deposit insurance assessment schedule on February 27, 2009, which raised regular deposit insurance premiums. On May 22, 2009, the FDIC also implemented a five basis point special assessment of each insured depository institution’s total assets minus Tier 1 capital as of June 30, 2009, but no more than 10 basis points times the institution’s assessment base for the second quarter of 2009, to be collected on September 30, 2009. The amount of this special assessment for our Bank subsidiaries was $1.2 million. Additional special assessments may be imposed by the FDIC for future quarters at the same or higher levels.

We participate in the FDIC’s Temporary Liquidity Guarantee Program, or TLG, for noninterest-bearing transaction deposit accounts. Banks that participate in the TLG’s noninterest-bearing transaction account guarantee will pay the FDIC an annual assessment of 10 basis points on the amounts in such accounts above the amounts covered by FDIC deposit insurance. To the extent that these TLG assessments are insufficient to cover any loss or expenses arising from the TLG program, the FDIC is authorized to impose an emergency special assessment on all FDIC-insured depository institutions. The FDIC has authority to impose charges for the TLG program upon the holding companies of such depository institutions as well. The TLG was scheduled to end December 31, 2009, but the FDIC extended the program to June 30, 2010. In announcing the extension, the FDIC indicated that it will charge a higher guarantee fee to banks that elect to participate in the extension to reflect each bank’s risk. At this time, we have not decided whether to participate in the extension.

These changes, along with the use of all of our remaining FDIC insurance assessment credits in early 2009, will cause the premiums and TLG assessments charged by the FDIC to increase. These actions could significantly increase our noninterest expense in 2009 and in future periods.

A substantial decline in the value of our Federal Home Loan Bank of New York common stock may adversely affect our financial condition.

We own common stock of the Federal Home Loan Bank of New York, or the FHLB, in order to qualify for membership in the Federal Home Loan Bank system, which enables us to borrow funds under the Federal Home Loan Bank advance program. The amount of FHLB common stock we own fluctuates in relation to the amount of our borrowing from the FHLB. As of June 30, 2009 the carrying value of our FHLB common stock was $8.6 million. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the FHLB, could be substantially diminished or reduced to zero. If this occurs, it may adversely affect our results of operations and financial condition.

Certain of our goodwill and intangible assets may become impaired in the future.

We test our goodwill and intangible assets for impairment on a periodic basis. It is possible that future impairment testing could result in a value of our goodwill and intangibles which may be less than the carrying value and, as a result, may adversely affect our financial condition and results of operations. If we determine that an impairment exists at a given time, our earnings and the book value of the related goodwill and intangibles will be reduced by the amount of the impairment.

The opening of new branches could reduce our profitability.

We have expanded our branch network by opening new branches and, in the case of New York National Bank, by acquisition. We intend to continue our branch expansion strategy by opening new branches, which requires us to incur a number of up-front expenses associated with the leasing and build-out of the space to be occupied by the branch, the staffing of the branch and similar matters. These expenses are typically greater than the income generated by the branch until it builds up its customer base, which, depending on the branch, could take 18 months or more. In opening branches in a new locality, we may also encounter problems in adjusting to local market conditions, such as the inability to gain meaningful market share and the stronger than expected competition. Numerous factors contribute to the performance of a new branch, such as a suitable location, qualified personnel, and an effective marketing strategy.

Our income is sensitive to changes in interest rates.

Our profitability, like that of most banking institutions, depends to a large extent upon our net interest income. Net interest income is the difference between interest income received on interest-earning assets, including loans and securities, and the interest paid on interest-bearing liabilities, including deposits and borrowings. Accordingly, our results of operations and financial condition depend largely on movements in market interest rates and our ability to manage our assets and liabilities in response to such movements. Management estimates that, as of June 30, 2009, a 200 basis point increase in interest rates would result in a

1.9% increase in net interest income and a 100 basis point decrease would result in a 1.5% decrease in net interest income.

In addition, changes in interest rates may result in an increase in higher cost deposit products within our existing portfolios, as well as a flow of funds away from bank accounts into direct investments (such as U.S. Government and corporate securities and other investment instruments such as mutual funds) to the extent that we may not pay rates of interest competitive with these alternative investments.

We may need to raise additional capital in the future and such capital may not be available when needed or at all.

We may need to raise additional capital in the future to provide us with sufficient capital resources and liquidity to meet our commitments and business needs. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control, and our financial performance. We cannot assure you that such capital will be available to us on acceptable terms or at all. Our inability to raise sufficient additional capital on acceptable terms when needed could adversely affect our businesses, financial condition and results of operations.

Our markets are intensely competitive, and our principal competitors are larger than us.

We face significant competition both in making loans and in attracting deposits. This competition is based on, among other things, interest rates and other credit and service charges, the quality of services rendered, the convenience of the banking facilities, the range and type of products offered and the relative lending limits in the case of loans to larger commercial borrowers. Our market area has a very high density of financial institutions, many of which are branches of institutions that are significantly larger than we are and have greater financial resources and higher lending limits than we do. Many of these institutions offer services that we do not or cannot provide. Nearly all such institutions compete with us to varying degrees.

Our competition for loans comes principally from commercial banks, savings banks, savings and loan associations, credit unions, mortgage banking companies, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks, savings and loan associations, and money market funds and other securities funds offered by brokerage firms and other similar financial institutions. We face additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms, and insurance companies. Competition may increase in the future as a result of recently proposed regulatory changes in the financial services industry.

Impact of inflation and changing prices

The consolidated financial statements and notes thereto incorporated by reference herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollar amounts or estimated fair value without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, nearly all of our assets and liabilities are monetary in nature. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Market reform efforts may result in our businesses becoming subject to extensive and pervasive additional regulations.

Recent economic and market conditions have led to numerous proposals for changes in the regulation of the financial industry in an effort to prevent future crises and reform the financial regulatory system. President Obama’s administration has released a comprehensive plan for regulatory reform in the financial industry. The Administration’s plan contains significant proposed structural reforms, including heightened powers for the Federal Reserve to regulate risk across the financial system; a new Financial Services Oversight Council chaired by the U.S. Treasury; and two new federal agencies, a Consumer Financial Protection Agency and a new National Bank Supervisor. The plan also calls for new substantive regulation across the financial industry, including more heightened scrutiny and regulation for any financial firm whose combination of size, leverage, and interconnectedness could pose a threat to financial stability if it failed. In furtherance of the Administration’s plan, Congressman Barney Frank has introduced legislation enabling the creation of the Consumer Financial Protection Agency. The legislation would subject federally chartered financial institutions to state consumer protection laws that have historically been preempted.

There can be no assurance as to whether or when any of the parts of the Administration’s plan or other proposals will be enacted into legislation, and if adopted, what the final provisions of such legislation will be. The financial services industry is highly regulated, and we are subject to regulation by several government agencies, including the OCC, the Federal Reserve and the FDIC. Legislative and regulatory changes, as well as changes in governmental economic and monetary policy, not only can affect our ability to attract deposits and make loans, but can also affect the demand for business and personal lending and for real estate mortgages. Government regulations affect virtually all areas of our operations, including our range of permissible activities, products and services, the geographic locations in which our services can be offered, the amount of capital required to be maintained to support operations, the right to pay dividends and the amount which we can pay to obtain deposits. New legislation and regulatory changes could require us to change certain of our business practices, impose additional costs on us, or otherwise adversely affect our business, results of operations or financial condition.

We may incur liabilities under federal and state environmental laws with respect to foreclosed properties.

Approximately 86% of the loans held by the Banks as of June 30, 2009 were secured, either on a primary or secondary basis, by real estate. Approximately half of these loans were commercial real estate loans, with most of the remainder being for single or multi-family residences. We currently own four properties acquired in foreclosure, totaling $5.3 million. Under federal and state environmental laws, we could face liability for some or all of the costs of removing hazardous substances, contaminants or pollutants from properties we acquire on foreclosure. While other persons might be primarily liable, such persons might not be financially solvent or able to bear the full cost of the clean-up. It is also possible that a lender that has not foreclosed on property but has exercised unusual influence over the borrower’s activities may be required to bear a portion of the clean-up costs under federal or state environmental laws.

Technological change may affect our ability to compete.

The banking industry continues to undergo rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, on our ability to address the needs of customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to the public.

In addition, because of the demand for technology-driven products, banks are increasingly contracting with outside vendors to provide data processing and core banking functions. The use of technology-related products, services, delivery channels and processes exposes a bank to various risks, particularly transaction, strategic, reputation and compliance risks. There can be no assurance that we will be able to successfully manage the risks associated with our increased dependency on technology.

Risks Relating to Our Common Stock

Market conditions and other factors may affect the value of our common stock.

The trading price of the shares of our common stock will depend on many factors, which may change from time to time, including:

•	conditions in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•	interest rates;

•	the market for similar securities;

•	government action or regulation;

•	general economic conditions or conditions in the financial markets;

•	our past and future dividend practice; and

•	our financial condition, performance, creditworthiness and prospects.

Accordingly, the shares of common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased.

There may be future dilution of our common stock.

Hudson Valley is currently authorized to issue up to 25 million shares of common stock, of which 10,556,554 shares were outstanding as of August 31, 2009, and up to 15 million shares of preferred stock, of which no shares are outstanding. Hudson Valley’s certificate of incorporation authorizes the Board of Directors to, among other things, issue additional shares of common or preferred stock, or securities convertible or exchangeable into common or preferred stock, without stockholder approval. We may issue such additional equity or convertible securities to raise additional capital in connection with acquisitions, as part of our employee and director compensation or otherwise. The issuance of any additional shares of common or preferred stock or convertible securities could substantially dilute holders of our common stock. Moreover, to the extent that we issue restricted stock, stock options, or warrants to purchase our common stock in the future and those stock options or warrants are exercised or the restricted stock vests, our stockholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders.

Future offerings of debt, which would be senior to our common stock upon liquidation, or preferred equity securities that may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if our or the Banks’ capital ratios fall below the required minimums, Hudson Valley or the Banks could be forced to raise additional capital by issuing debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes or preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders will receive distributions of our available assets before the holders of our common stock.

Our Board of Directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our dissolution, winding up and liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

We may further reduce or eliminate the cash dividend on our common stock.

We have reduced our per share dividend in 2009 and we intend to reduce our per share dividend further upon the consummation of this offering as a result of the additional shares outstanding so that we keep the aggregate amount of the dividend at the current level. Holders of our common stock are only entitled to receive such cash dividends as our Board of Directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock cash dividend in the future. This could adversely affect the market price of our common stock. Moreover, if there are senior preferred shares outstanding, no dividends may be paid on our common stock unless all dividends on the senior preferred shares have been paid in full. Also, as a bank holding company, Hudson Valley’s ability to declare and pay dividends depends on certain federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends.

Government regulation restricts our ability to pay cash dividends.

Dividends from HVB are the only current significant source of cash for Hudson Valley. There are various statutory and regulatory limitations regarding the extent to which HVB and NYNB can pay dividends or otherwise transfer funds to Hudson Valley. Federal bank regulatory agencies also have the authority to limit further the Banks’ payment of dividends based on such factors as the maintenance of adequate capital for each Bank, which could reduce the amount of dividends otherwise payable. We paid a cash dividend to our stockholders of $1.85 per share in 2008 and $1.64 per share in 2007 (adjusted for subsequent stock dividends). We expect to pay substantially reduced per share dividends after the conclusion of this offering. Please refer to “Dividends” in this prospectus supplement. Under applicable banking statutes, at June 30, 2009, HVB could have declared dividends of approximately $1.3 million to Hudson Valley without prior regulatory approval. Under applicable banking statutes, NYNB could not have declared dividends to Hudson Valley at June 30, 2009. No assurance can be given that the Banks will have the profitability necessary to permit the payment of dividends in the future; therefore, no assurance can be given that Hudson Valley would have any funds available to pay dividends to stockholders.

Federal bank regulators require us to maintain certain levels of regulatory capital. The failure to maintain these capital levels or to comply with applicable laws, regulations and supervisory agreements could subject us to a variety of informal and formal enforcement actions. Moreover, dividends can be restricted by any of our regulatory authorities if the agency believes that our financial condition warrants such a restriction.

Hudson Valley’s ability to declare and pay dividends is restricted under the New York Business Corporation Law, which provides that dividends may only be paid by a corporation out of its surplus.

The Federal Reserve issued a supervisory letter dated February 24, 2009 to bank holding companies that contains guidance on when the board of directors of a bank holding company should eliminate, defer or severely limit dividends including, for example, when net income available for stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends. The letter also contains guidance on the redemption of stock by bank holding companies which urges bank holding companies to advise the Federal Reserve of any such redemption or repurchase of common stock for cash or other value which results in the net reduction of a bank holding company’s capital during the quarter.

In the event of a liquidation or reorganization of the Banks, the ability of holders of debt and equity securities of Hudson Valley to benefit from the distribution of assets from the Banks upon any such liquidation or reorganization would be subordinate to prior claims of creditors of the Banks (including depositors), except to the extent that Hudson Valley’s claim as a creditor may be recognized. Hudson Valley is not currently a creditor of the Banks.

There is currently no active trading market for our common stock.

Currently, there is no active public trading market for our stock, and we cannot assure you that one will develop or be sustained after this offering. Our common stock currently trades sporadically on the OTC

Bulletin Board under the symbol “HUVL.” Trading in this market is limited. We have historically created a secondary market for our stock by issuing offers to repurchase shares from any stockholder based upon the appraised value of Hudson Valley. We will discontinue this practice upon the completion of the offering.

Although we intend to apply to list our common stock on the NASDAQ Global Select Market, we do not know whether third parties will find our common stock to be attractive or whether firms will be interested in making a market in our common stock. Also, if you purchase shares of common stock in this offering, you will pay a price that was not established in public trading markets. The initial public offering price of our common stock will be determined through negotiation between us and the representatives of the underwriters and thus may not be indicative of the market price for our common stock after this offering. Consequently, you may not be able to resell your shares above the initial public offering price and may suffer a loss on your investment.

Our common stock price may fluctuate due to the potential sale of stock by our existing stockholders.

As of August 31, 2009, 10,556,554 shares of our common stock were outstanding. Subject, in certain cases, to the lock-up restrictions described below under “Underwriting,” all of these shares are freely tradeable in the public market following this offering. We are also aware that several of our large stockholders may in the future liquidate some or all of their shares of Company common stock for estate planning and other reasons. In addition, other stockholders may sell their shares of common stock from time to time on the NASDAQ Global Select Market or otherwise. As a result, substantial amounts of our common stock are eligible for future sale. While we cannot predict either the magnitude or the timing of such sales, if a large number of common shares are sold during a short time frame, it may have the effect of reducing the market price of our common stock.

Our earnings may be subject to increased volatility.

Our earnings may experience volatility as a result of several factors. These factors include, among others:

•	a continuation of the current economic downturn, or further adverse economic developments;

•	instability in the financial markets;

•	our inability to generate or maintain creditworthy customer relationships in our primary markets;

•	unexpected increases in operating costs, including special assessments for FDIC insurance;

•	further credit deterioration in our loan portfolio or unanticipated credit deterioration, or defaults by our loan customers;

•	credit deterioration or defaults by issuers of securities within our investment portfolio; or

•	a decrease in our common stock price below its book value potentially impacting the valuation of our goodwill.

If any one or more of these events occur, we may experience significant declines in our net interest margin and non-interest income, or we may be required to record substantial charges to our earnings, including increases in the provision for loan losses, credit-related impairment on securities (both permanent and other-than-temporary), and impairment on goodwill and other intangible assets, in future periods.

Our amended and restated certificate of incorporation, the New York Business Corporation Law and federal banking laws and regulations may prevent a takeover of our company.

Provisions of Hudson Valley’s amended and restated certificate of incorporation, the New York Business Corporation Law and federal banking laws and regulations, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our stockholders. The combination of these provisions may inhibit a nonnegotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include:

•	investments in the Banks as regulatory capital;

•	investments in other subsidiaries;

•	financing of possible acquisitions of whole banks, bank branches or other banking assets;

•	expansion of our business; and

•	investments at the holding company level.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of our common stock offered hereby in short-term obligations.

CAPITALIZATION

The following table sets forth the Company’s capitalization as of June 30, 2009:

•	on an actual basis; and

•	on a pro forma basis after giving effect to our sale and issuance of shares of common stock in this offering at a public offering price of $ per share and our receipt of $ in estimated net proceeds from this offering after deducting the underwriting discount and estimated offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option.

You should read the information in this table in conjunction with “Use of Proceeds,” “Dividend Policy” and “Summary Selected Consolidated Financial Data” included in this prospectus supplement and the accompanying prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes to those statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At June 30, 2009
		As
	Actual	Adjusted
	(In Thousands,
	Except for Share Data)

Term borrowings from the Federal Home Loan Bank	$126,798	$126,798

Stockholders’ equity:
Common stock, $0.20 par value; 25,000,000 shares authorized; 10,571,056 shares outstanding(1)	2,369
Additional paid-in capital(1)	250,513
Treasury stock, at cost: 1,274,414 shares	(56,564)
Accumulated deficit	(249)	(249)
Accumulated other comprehensive loss	(1,318)	(1,318)

Total stockholders’ equity	194,751

Total capitalization(2)	$321,549

(1)	Assumes that shares of common stock are sold by us in this offering at $ and that the net proceeds thereof are approximately $ after deducting the underwriting discount and our estimated expenses.

(2)	Includes stockholders’ equity and term borrowings.

The following table sets forth our and each of the Banks’ capital ratios at December 31, 2008 and June 30, 2009 under risk-based capital guidelines:

•	on an actual basis; and

•	on a pro forma basis after giving effect to our issuance and sale of shares of common stock in this offering at a public offering price of $ per share, our receipt of $ in estimated net proceeds from this offering after deducting the underwriting discount and estimated offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option, and the contribution of $ million and $ million of such proceeds to HVB and NYNB, respectively.

	December 31,	June 30, 2009
	2008	Actual	Pro forma

Tier 1 Leverage ratio:
Hudson Valley	7.5%	6.8%
HVB	7.4%	6.8%
NYNB	6.7%	6.1%
Tier 1 risk-based capital ratio:
Hudson Valley	10.1%	9.0%
HVB	9.9%	9.0%
NYNB	10.1%	9.1%
Total risk-based capital ratio:
Hudson Valley	11.3%	10.2%
HVB	11.1%	10.2%
NYNB	11.4%	10.4%

DETERMINATION OF OFFERING PRICE

Currently, our common stock trades sporadically on the OTC Bulletin Board under the symbol “HUVL.” Because there is no active market for our common stock, we do not believe our historical trading prices are meaningful. A significant amount of trading activity has resulted from buyback programs conducted by the Company. In addition, a significant percentage of our common shares are subject to restrictions on transfer. We will terminate these restrictions on transfer upon the completion of this offering and the listing of our common stock on the NASDAQ Global Select Market. In connection with this offering, we have applied to list our common stock on the NASDAQ Global Select Market under the symbol “HUVL.”

The initial public offering price will be negotiated among Hudson Valley and the representatives of the underwriters. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be the Company’s historical performance, estimates of its business potential and its earnings prospects, an assessment of its management and the consideration of the above factors in relation to market valuation of companies in related businesses. We do not expect that the price per share of the common stock in this offering will exceed $43.50, the last recorded closing price of the Company’s common stock on the OTC Bulletin Board on September 8, 2009.

DIVIDEND POLICY

Holders of our common stock are entitled to dividends when, as and if declared by Hudson Valley’s Board of Directors out of funds legally available for the payment of dividends. The Board of Directors generally considers the current performance and estimated future performance of the Company, as well as industry standards in determining the amount of quarterly dividends to be paid to our stockholders. Funds for the payment of dividends by Hudson Valley must come primarily from the earnings of our Bank subsidiaries. Thus, as a practical matter, any restrictions on the ability of Hudson Valley Bank and New York National Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Hudson Valley. We intend to contribute a significant portion of the net proceeds of this offering to each of Hudson Valley Bank and New York National Bank.

Hudson Valley is also subject to certain Federal Reserve policies that may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain minimum capital levels. The Federal Reserve may prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

The dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of any outstanding preferred stock as described in the accompanying prospectus.

As national banking associations, Hudson Valley Bank and New York National Bank are subject to limitations on the amount of dividends they may pay to Hudson Valley, each Bank’s only stockholder. Prior approval of the OCC is required to the extent the total dividends to be declared by Hudson Valley Bank or New York National Bank in any calendar year exceeds net profits for that year combined with such Bank’s retained net profits for the preceding two calendar years, less any transfers to capital surplus. These limitations may affect Hudson Valley Bank’s ability to pay dividends to Hudson Valley at historical levels beginning in 2010, and, as a result, we may reduce or eliminate our per share dividend.

In addition, if the offering is completed and we issue the shares offered by this prospectus supplement, the amount of our per share dividend will be reduced as a result of the additional outstanding shares, as we do not currently anticipate increasing the aggregate amount of our dividend payments. We intend to retain a portion of the net proceeds of this offering in Hudson Valley, which proceeds may be used to make future dividend payments.

The following table sets forth, for the calendar quarters indicated, the dividends paid on our common stock. Dividends per share have been adjusted to reflect the 10% stock dividends paid to stockholders in December 2008 and 2007. Because of our intention to hold the aggregate amount of our dividend payments at the same level after completing this offering, the information below should not be relied upon as an indication of our future per share dividends.

Per Share
Dividend

Year Ended December 31, 2007
First Quarter	$0.40
Second Quarter	$0.41
Third Quarter	$0.41
Fourth Quarter	$0.41
Year Ended December 31, 2008
First Quarter	$0.45
Second Quarter	$0.46
Third Quarter	$0.46
Fourth Quarter	$0.46
Year Ended December 31, 2009
First Quarter	$0.47
Second Quarter	$0.40
Third Quarter	$0.30

DESCRIPTION OF COMMON STOCK

The authorized capital stock of Hudson Valley presently consists of 25,000,000 shares of common stock, par value $0.20 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of August 31, 2009, 10,556,554 shares of our common stock and no shares of our preferred stock were outstanding, together with 672,605 additional shares of common stock issuable pursuant to outstanding stock options.

The following is a summary of the terms of our common stock. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, and all amendments thereto, copies of which have been filed with the SEC and are also available upon request from us.

Common Stock

The following description describes certain general terms of our common stock.

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available for the payment of dividends. By statute, such dividends may not be paid when Hudson Valley is insolvent or when the payment of such dividends would make Hudson Valley insolvent. Furthermore, such dividends may only be paid out of Hudson Valley’s surplus, or, if Hudson Valley has no surplus, out of Hudson Valley’s net profits for the fiscal year in which the dividend is declared and the net profits for the preceding fiscal year. Funds for the payment of dividends by Hudson Valley must come primarily from the earnings of our Bank subsidiaries. Thus, as a practical matter, any restrictions on the ability of Hudson Valley Bank and New York National Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Hudson Valley.

Voting Rights

At meetings of stockholders, holders of our common stock are entitled to one vote per share. The quorum for stockholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by stockholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present. The adoption of a plan of merger or consolidation or the sale of all or substantially all of our assets requires the approval of two-thirds of the votes of all shares entitled to vote thereon.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Hudson Valley, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described in the accompanying prospectus.

Restrictions on Transfer

A significant percentage of our common shares are subject to restrictions on transfer imposed by agreements entered into by our stockholders. We will terminate those restrictions upon the completion of this offering and the listing of our common stock on the NASDAQ Global Select Market.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

Our common stock has traded historically on a limited and sporadic basis on the OTC Bulletin Board under the symbol “HUVL.” In connection with this offering, we have applied to list our common stock on the NASDAQ Global Select Market. Hudson Valley has historically maintained a stock repurchase program. We will discontinue the stock repurchase program at the conclusion of this offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF
COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of common stock by a non-U.S. holder (as defined below) that holds the common stock as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, effective U.S. Treasury regulations, and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell common stock under the constructive sale provisions of the Code, persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment, controlled foreign corporations, and passive foreign investment companies. Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local, or foreign tax laws.

You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of common stock.

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:

•	an individual who is a citizen of the United States;

•	an individual who is a resident of the United States, which refers generally to a non-U.S. individual who (1) is a lawful permanent resident of the United States, (2) is present in the United States for or in excess of certain periods of time, or (3) makes a valid election to be treated as a U.S. person;

•	a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, provided that, (1) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Dividends

Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is an estate or trust, such forms certifying the status of each beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and you have not claimed the dividends are eligible for any treaty benefits as income that is not attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, and the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income. “Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income basis. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain from U.S. sources that you recognize on a disposition of common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the common stock as a capital asset, and you are present in the United States for 183 or more days in the taxable year of the disposition; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

“Effectively connected” gains are taxed at rates applicable to United States citizens, resident aliens, and domestic United States corporations on a net income tax basis. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

An individual non-U.S. holder described in the second bullet point above will only be subject to U.S. federal income tax on the gain from the sale of common stock to the extent such gain is deemed to be from U.S. sources, which will generally only be the case where (i) the individual’s tax home is in the United States or (ii) the individual maintains an office or other fixed place of business in the United States and the sale is attributable to such office or other fixed place of business. An individual’s tax home is generally considered to be located at the individual’s regular or principal (if more than one regular) place of business. If the individual has no regular or principal place of business because of the nature of the business, or because the individual is not engaged in carrying on any trade or business, then the individual’s tax home is his regular place of abode. If an individual is a non-U.S. holder as described in the second bullet point above, and the gain derived from the sale of common stock is deemed to be from U.S. sources (as discussed above), then the non-U.S. holder may be subject to a flat 30% tax on such gain, which gain may be offset by U.S.-source capital losses.

We believe we are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Except as described below, a non-U.S. holder generally will be exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker, as long as the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN upon which you certify, under penalties of perjury, that you are (or, in the case of a non-U.S. holder that is an estate or a trust, Form W-8IMY (if applicable), together with any other relevant documents, certifying that the non-U.S. holder and each beneficiary of the estate or trust is) a non-United States person; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations.

However, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Obama Administration Legislative Proposals

The Obama Administration recently has proposed legislation that would limit the ability of non-U.S. holders to claim relief from U.S. federal withholding tax in respect of dividends paid on our common stock if such holders hold the common stock through a non-U.S. intermediary that is not a “qualified intermediary.” The Obama Administration’s proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. federal withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose 20% withholding tax on the gross proceeds of the sale of common stock effected through a non-U.S. intermediary that is not a “qualified intermediary” and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information provision. A non-U.S. holder generally would be permitted to claim a refund to the extent any tax withheld exceeded the holder’s actual tax liability. The full details of these proposals have not yet been made public, although the Obama Administration’s summary of these proposals generally indicates that they are not intended to disrupt ordinary and customary market transactions. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. holders are encouraged to consult their tax advisers regarding the possible implications of the Obama Administration’s proposals on their investment in respect of our common stock.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated               , 2009, the underwriters named below, for whom Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC and Raymond James & Associates, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock set forth opposite their names below:

Number of
Underwriters	Shares

Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to purchase and accept delivery of the common stock offered by this prospectus supplement and the accompanying prospectus are subject to approval by underwriters’ counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriters are obligated to purchase and accept delivery of all of the shares of common stock offered by this prospectus supplement and the accompanying prospectus, if any are purchased, other than those covered by the option to purchase additional shares described below.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus supplement, to purchase from time to time up to an aggregate of           additional shares of common stock at the same price per share as they are paying for the shares shown in the table above. If the underwriters exercise their option to purchase any of the additional          shares, each underwriter, subject to certain conditions, will become obligated to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. If purchased, these additional shares will be sold by the underwriters on the same terms as those on which the shares offered by this prospectus supplement are being sold.

Commission and Discounts

The underwriters propose to offer the common stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement and to various dealers at that price less a concession not to exceed $      per share. After this offering, the public offering price and concession to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The following table summarizes the underwriting compensation to be paid to the underwriters. These amounts assume both no exercise and full exercise of the underwriters’ option to purchase additional shares. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to below, will be approximately $     .

Total
		No Exercise of	Full Exercise of
	Per Share	Over-Allotment Option	Over-Allotment Option

Public offering price	$
Underwriting discount	$
Proceeds, before expenses, to us	$

Indemnification

We have agreed to indemnify the underwriters against various liabilities, including certain liabilities under the Securities Act and the Securities and Exchange Act of 1934, or the Exchange Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Purchases by Directors, Employees and Others

At our request, the underwriters have reserved up to           shares of our common stock offered by this prospectus supplement for sale to our directors, officers and employees and to persons having business relationships with us at the public offering price set forth on the cover page of this prospectus supplement. These persons must commit to purchase from an underwriter or selected dealer at the same time as the general public. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares purchased by our directors or executive officers will be subject to the lock-up agreements described below. We are not making loans to any of our directors, employees or other persons to purchase such shares.

Lock-up Agreements

Subject to specified exceptions, some of which are described in more detail below, each of our directors and our executive officers has agreed for a period of 180 days after the date of this prospectus supplement not to: (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or take any other action, whether through derivative contracts, options or otherwise, to reduce their financial risk of holding any of our securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any securities held by such person, over which such person has or exercises sole or shared voting power or dispositive power, without the prior written consent of the underwriters or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person has or may have hereafter to require us to register under the Securities Act, the sale, transfer or other disposition of any of the securities held by such person, or to otherwise participate as a selling securityholder in any manner in any registration by us under the Securities Act. Each person has further agreed that he will not, and will use his best efforts not to, permit the offer, sale, transfer or other disposition of any other of our securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any of our securities, that may be deemed to be beneficially owned by such person. The foregoing restrictions shall not apply to:

•	the sale of shares to the underwriters;

•	bona fide gifts, provided that the donee agrees to be bound by the foregoing restrictions;

•	transfers to any trust for the benefit of such person or such person’s immediate family, as long as any such transfer does not involve a disposition for value and provided that the trustee of the trust agrees to be bound by the foregoing restrictions; and

•	the sale of shares in connection with the cashless exercise of options outstanding on the date of this prospectus supplement and the sale or forfeiture of shares to pay any withholding taxes in connection with such exercise.

In addition we have agreed that for 180 days after the date of this prospectus supplement, we will not directly or indirectly without the prior written consent of the underwriters, (i) offer for sale, sell, pledge or otherwise dispose of any shares of common stock or securities convertible into or exchangeable for common stock (other than the common stock issued pursuant to stock option plans existing on the date hereof, or pursuant to currently outstanding options, warrants or rights, or pursuant to a dividend reinvestment and stock purchase plan as currently in effect on the date hereof, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of option, stock appreciation rights or restricted shares pursuant to equity-based incentive plans or employee stock purchase plans existing on the date hereof), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock, (iii) file or cause to be filed a registration statement with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into our common stock or any other securities or (iv) publicly disclose the intention to do any of the foregoing.

The 180-day lock-up periods described in the preceding paragraphs will automatically be extended if (i) during the last 17 days of the 180 day lock-up period, we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, then the lock-up periods shall automatically be extended and the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the underwriters waive, in writing, such extension. The underwriters may release any of the securities subject to these lock-up agreements at any time without notice.

Price Stabilization, Short Positions and Penalty Bids

Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of our common stock. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of our common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

In connection with this transaction, the underwriters may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on the NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on the NASDAQ Global Select Market or otherwise.

Relationships with Underwriters

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Listing

We have applied to have our common stock traded on the NASDAQ Global Select Market under the symbol “HUVL.”

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares of common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

VALIDITY OF COMMON STOCK

The validity of the common stock offered hereby will be passed upon for us by Day Pitney LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Hudson Valley appearing in Hudson Valley’s Annual Reports on Form 10-K as of December 31, 2008 and 2007 and for the years then ended, and Hudson Valley’s internal control over financial reporting as of December 31, 2008, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of income, changes in stockholders’ equity and cash flows for the year ended December 31, 2006 incorporated in this prospectus supplement and the accompanying prospectus by reference to Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus supplement and the accompanying prospectus. This prospectus supplement summarizes material provisions of contracts and other documents that we refer you to. For further information on Hudson Valley and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities covered by this registration statement. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus supplement includes additional information not contained in this prospectus supplement or the accompanying prospectus. Because this prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus supplement is a part.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information included directly in this prospectus supplement. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below.

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports filed on Form 8-K dated February 4, 2009, April 16, 2009, May 7, 2009, May 26, 2009 and August 6, 2009;

•	The definitive proxy statement for our 2009 annual meeting of stockholders; and

•	The description of the common stock which is contained in Hudson Valley’s Registration Statement on Form 10, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC in the future until the termination of any offering of securities offered by this prospectus supplement under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department as follows:

Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707
Attention: Wendy Croker
Telephone: (914) 771-3214

$100,000,000

HUDSON VALLEY HOLDING CORP.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

HUDSON VALLEY CAPITAL TRUST I

Trust Preferred Securities Fully and Unconditionally Guaranteed,
As Described In This Prospectus, By Hudson Valley Holding Corp.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock trades on a limited and sporadic basis in the over-the-counter market under the symbol “HUVL”.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

Investing in our securities involves risks. You should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 3 of this prospectus.

This prospectus is dated August 21, 2009.

ABOUT THIS PROSPECTUS

References in this prospectus to “Hudson Valley” and “the Company” are to Hudson Valley Holding Corp. References to the “Trust” are to Hudson Valley Capital Trust I. The terms “we”, “us” and “our” refer to Hudson Valley when discussing the securities to be issued by the Company, the Trust when discussing the securities to be issued by the Trust, and collectively to both registrants where the context requires. In this prospectus, we sometimes refer to the common stock, preferred stock, debt securities, warrants, units and trust preferred securities collectively as “offered securities.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

General

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. By this prospectus, Hudson Valley Holding Corp. may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants; and/or

•	units.

By this prospectus, Hudson Valley Capital Trust I, or the Trust, may offer from time to time its trust preferred securities.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the

i

securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, or the Securities Act.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

About Hudson Valley

Hudson Valley Holding Corp., or the Company, is a New York corporation founded in 1982. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956.

The Company provides financial services through its wholly-owned subsidiaries, Hudson Valley Bank, N.A., or HVB, a national banking association headquartered in Westchester County, New York which was established in 1972, and New York National Bank, or NYNB, a national banking association headquartered in Bronx County, New York which the Company acquired in 2006. HVB has 27 branch offices in 6 New York counties and 5 branch offices in Fairfield and New Haven Counties, Connecticut. NYNB has 1 branch office in Manhattan, New York and 2 branch offices in Bronx County, New York.

The Company provides investment management services through a wholly-owned subsidiary of HVB, A.R. Schmeidler & Co., Inc., or ARS, a money management firm, thereby generating fee income. ARS has offices at 500 Fifth Avenue in Manhattan, New York.

We derive substantially all of our revenue and income from providing banking and related services to businesses, professionals, municipalities, not-for-profit organizations and individuals within our market area.

Our principal customers are businesses, professionals, municipalities, not-for-profit organizations and individuals. Our strategy is to operate community-oriented banking institutions dedicated to providing personalized service to customers and focusing on products and services for selected segments of the market. We believe that our ability to attract and retain customers is due primarily to our focused approach to our markets, our personalized and professional services, our product offerings, our experienced staff, our knowledge of our local markets and our ability to provide responsive solutions to customer needs. We provide these products and services to a diverse range of customers and do not rely on a single large depositor for a significant percentage of deposits. We anticipate that we will continue to expand in our current market and surrounding area by acquiring other banks and related businesses, adding staff and continuing to open new branch offices and loan production offices.

The mailing address and telephone number of our principal executive offices are:

21 Scarsdale Road
Yonkers, New York 10707
(914) 961-6100

About the Trust

Hudson Valley Capital Trust I, or the Trust, is a statutory trust formed under Delaware law. The Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of Hudson Valley’s junior subordinated debentures;

•	maintain its status as a grantor trust for United States federal income tax purposes; and

•	engage in other activities that are necessary or incidental to the above purposes.

All of the trust common securities of the Trust will be directly or indirectly owned by Hudson Valley. The trust common securities of the Trust will represent an aggregate liquidation amount equal to at least 3% of the Trust’s total capitalization. The trust preferred securities will represent the remaining portion of the Trust’s total capitalization. The terms of the trust common securities issued by the Trust will be substantially identical to the terms of the preferred securities issued by the Trust. The trust common securities will rank equally in priority of payment, and payments will be made proportionally, with the trust preferred securities of the Trust. However, if

Hudson Valley defaults on the related junior subordinated debentures, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities of the Trust will be subordinated to the trust preferred securities of the Trust in priority of payment. The trust common securities of the Trust will also carry the right to vote and to appoint, remove or replace the trustees of the Trust.

The trust preferred securities of the Trust will be guaranteed by us as described in this prospectus.

We will enter into an amended and restated trust agreement for the Trust, referred to in this prospectus as a “trust agreement,” which will state the terms and conditions for the Trust to issue and sell its trust preferred securities and trust common securities.

The Trust’s business and affairs will be conducted by the trustees we appoint, as holder of the trust common securities. The trust agreement will set forth the duties and obligations of the trustees.

Prior to the issuance of any trust preferred securities by the Trust, we will ensure that a majority of the trustees of the Trust are persons who are our employees or officers or affiliates and that one trustee of the Trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets other requirements of applicable law, one other trustee of the Trust will have its principal place of business or reside in the State of Delaware.

Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct the Trust’s business and affairs:

•	The Bank of New York Mellon, as property trustee;

•	BNY Mellon Trust of Delaware, as Delaware trustee; and

•	Two of our officers, as administrative trustees.

Only we, as owner of the trust common securities of the Trust, can remove or replace, or increase or decrease the number of the trustees, subject to the provisions of the Trust Indenture Act and to the requirement under Delaware law that there be a trustee in the State of Delaware, and except in the case of an event of default under the junior subordinated debentures issued to the Trust, as described under the heading “Description of Trust Preferred Securities — Removal of Trustees” below. Unless otherwise provided in the applicable prospectus supplement, we will pay all fees and expenses related to the Trust and the offering of the trust preferred securities and trust common securities, including the fees and expenses of the trustees.

The Trust will not have separate financial statements. The financial statements would not be material to holders of the trust preferred securities because the Trust will not have any independent operations. The Trust exists solely for the reasons summarized above.

The principal executive office of the Trust is located at 21 Scarsdale Road, Yonkers, New York 10707, and the telephone number of the Trust is (914) 961-6100.

Ratios of Earnings to Fixed Charges and Preferred Dividends

We present below our ratios of earnings to fixed charges. No shares of our preferred stock were outstanding during the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the six months ended June 30, 2009, nor did we pay dividends on preferred stock during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown below. The ratios of earnings to fixed charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the six months ended June 30, 2009 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Excluding interest on deposits	2.71	4.88	3.78	3.22	3.78	4.16
Including interest on deposits	1.68	2.50	2.12	2.23	2.82	3.39

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect us will be described in those documents. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking information about us that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Hudson Valley and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this prospectus, any supplement to this prospectus, and our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” below.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or the Trust may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may offer and sell from time to time, in one or more offerings, the following:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants exercisable for debt securities, common stock or preferred stock; and/or

•	units.

The Trust may offer and sell from time to time trust preferred securities guaranteed by us as provided in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Hudson Valley presently consists of 25,000,000 shares of common stock, par value $0.20 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of August 3, 2009, 10,546,059 shares of our common stock and no shares of preferred stock were outstanding, along with an additional number of shares of common stock issuable pursuant to officer or employee stock options.

The following is merely a summary of the terms of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, and all amendments thereto, copies of which have been filed with the SEC and are also available upon request from us.

Hudson Valley is a New York corporation governed by the New York Business Corporation Law and a registered bank holding company under the Bank Holding Company Act.

Common Stock

The following description describes certain general terms of our common stock.

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. The only statutory limitation is that such dividends may not be paid when Hudson Valley is insolvent. Funds for the payment of dividends by Hudson Valley must come primarily from the earnings of our Bank subsidiaries. Thus, as a practical matter, any restrictions on the ability of HVB and NYNB to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Hudson Valley.

As national banking associations, HVB and NYNB are subject to limitations on the amount of dividends they may pay to Hudson Valley, the two Banks’ only stockholder. Prior approval of the Office of the Comptroller of the Currency, or the OCC, is required to the extent the total dividends to be declared by HVB or NYNB in any calendar year exceeds net profits for that year combined with the bank’s retained net profits from the preceding two calendar years, less any transfers to capital surplus.

Hudson Valley is also subject to certain Federal Reserve Board policies that may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain a minimum capital base. The Federal Reserve Board may prohibit any dividend payment that would reduce a holding company’s capital below these minimum amounts.

The dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of our preferred stock described below.

Voting Rights

At meetings of stockholders, holders of our common stock are entitled to one vote per share. The quorum for stockholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by stockholders require the approval of a majority of the votes cast by holders of our common stock at a meeting at which a quorum is present.

Liquidation Rights

In the event of liquidation, dissolution or winding up of Hudson Valley, holders of our common stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the rights of the holders of our preferred stock described below.

Assessment and Redemption

All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is not redeemable at the option of the issuer or the holders thereof.

Other Matters

Our common stock trades on a limited and sporadic basis in the over-the-counter market under the symbol “HUVL”. The Company has historically maintained a stock repurchase program. The Company has no obligation to purchase any shares and may discontinue or modify the stock repurchase program at any time.

“Blank Check” Preferred Stock

The unissued 15,000,000 shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, our certificate of incorporation authorizes our board of directors to issue new shares of Hudson Valley preferred stock without further stockholder action.

The issuance of preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock will not have preemptive rights with respect to any newly issued stock. Our board of directors could adversely affect the voting power of holders of our stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of Hudson Valley that the board of directors does not believe to be in the best interests of its stockholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a stockholder rights plan, sometimes called a poison pill. Our board of directors has not approved any plan to issue preferred stock for this purpose and does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of Hudson Valley and its stockholders.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock being offered;

•	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

•	the provisions for a sinking fund, if any, for the preferred stock being offered;

•	the provisions for redemption, if applicable, of the preferred stock being offered;

•	any listing of the preferred stock being offered on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock being offered;

•	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Hudson Valley;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Hudson Valley; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Hudson Valley, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with all equity securities issued by us other than our common stock and preferred stock and other equity securities which by their terms rank junior to or senior to the preferred stock being offered; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors. Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Hudson Valley, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior to or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Hudson Valley be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Hudson Valley.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

The terms on which any series of preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock that Hudson Valley redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the amendment to the certificate of incorporation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Hudson Valley, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Hudson Valley, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of Hudson Valley with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Hudson Valley, will not be deemed to constitute a liquidation, dissolution or winding up of Hudson Valley.

Voting Rights

Holders of preferred stock will not have any voting rights, other than class voting rights granted by New York law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under New York law, holders of shares of a class are entitled to vote and to vote as a class, notwithstanding any provision to the contrary in the corporation’s certificate of incorporation, whenever they will be adversely affected by a proposed amendment that would:

•	exclude or limit their right to vote on any matter, except as such right may be limited by voting rights given to new shares then being authorized of any existing or new class or series;

•	change their shares by reducing the par value of such shares;

•	change their shares into a different number of shares of the same class or into the same or a different number of shares of any one or more other classes or any series;

•	fix, change, or abolish the designation of any authorized class or any series, or any of the relative rights, preferences, and limitations of any shares of any authorized class or any series, whether issued or unissued, including any provisions as to undeclared dividends, whether or not cumulative or accrued, or the redemption of any shares, or any sinking fund for the redemption or purchase of any shares, or any preemptive rights to acquire shares or other securities;

•	provide that their shares may be converted into shares of any other class or into shares of any other series of the same class, or alter the terms and conditions upon which their shares are convertible, or change the shares that are issuable upon conversion of their shares; or

•	subordinate their rights by authorizing shares having preferences superior to their rights in any respect.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Hudson Valley or other issuers will be set forth in the applicable prospectus supplement relating to the preferred stock.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Senior Subordinated Debt Securities

General

We may issue senior debt securities and/or senior subordinated debt securities, which in each case will be unsecured, direct, and general obligations of Hudson Valley. We may also issue junior subordinated debentures, which are described below under “Description of Junior Subordinated Debentures.”

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior subordinated debt securities will be subordinate and junior in priority of payment to senior debt securities of Hudson Valley, as described below under “Subordination of Senior Subordinated Debt Securities” and in the prospectus supplement applicable to any senior subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt securities and the senior subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and senior subordinated debt securities under a separate senior subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt indenture and the senior subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Hudson Valley and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the senior subordinated debt indenture under which we may issue our senior debt securities and senior subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information.” Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•	if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for other securities of Hudson Valley or trust preferred securities of the Trust, and the related terms and conditions;

•	in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Hudson Valley. The applicable indenture may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Hudson Valley that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities”:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Hudson Valley or by one or more other subsidiaries of Hudson Valley. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of Hudson Valley that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt Securities

To the extent provided in the senior subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of senior subordinated debt securities, the payment of the principal of and premium, if any, and interest on any senior subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Hudson Valley in a liquidation or dissolution of Hudson Valley, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Hudson Valley, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the senior subordinated debt securities. Because of this subordination, general creditors of Hudson Valley may recover more, ratably, than holders of senior subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related senior subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Hudson Valley, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	existing senior debt and other indebtedness of Hudson Valley evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	indebtedness of Hudson Valley for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to in the eight clauses above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the senior subordinated debt securities or ranks equally with the senior subordinated debt securities,

•	any indebtedness, obligation or liability which is subordinated to indebtedness of Hudson Valley to substantially the same extent as or to a greater extent than the senior subordinated debt securities are subordinated, and

•	the senior subordinated debt securities and the junior subordinated debentures issued to the Trust and, unless expressly provided in the terms thereof, any other indebtedness of Hudson Valley to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to senior subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the senior subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the senior subordinated debt securities of that series will be subordinated.

Structural Subordination

Because Hudson Valley is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of Hudson Valley’s subsidiaries, since any right of Hudson Valley to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If Hudson Valley itself is recognized as a creditor of that subsidiary, the claims of Hudson Valley would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Hudson Valley. Claims from creditors (other than us) on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to Hudson Valley Bank, N.A. and/or New York National Bank would be subordinate in right of payment to deposits and to other indebtedness of the Banks.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement . At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	Hudson Valley is the continuing entity, or

•	the successor entity, if other than Hudson Valley, formed by or resulting from any consolidation or merger, or which has received the transfer of Hudson Valley’s assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Hudson Valley or any subsidiary as a result of that transaction as having been incurred by Hudson Valley or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing;

provided, however, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants of Hudson Valley and/or modifications to the covenant described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain the restrictive covenant stated above, nor does it contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any debt security of the series;

•	default in the performance or breach of any other covenant or warranty of Hudson Valley contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Hudson Valley or any significant subsidiary or either of their property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in fifth clause above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

•	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

•	extend the time of payment of interest on any debt security or any additional amounts,

•	change any of the conversion, exchange or redemption provisions of any debt security,

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms,

•	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities, or

•	in the case of subordinated debt securities, modify the ranking or priority of the securities,

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

•	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Hudson Valley with specific covenants in the indenture.

Hudson Valley and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to Hudson Valley as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to the covenants of Hudson Valley for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Hudson Valley in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Hudson Valley or any other obligor upon the debt securities or any affiliate of Hudson Valley or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in that indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Hudson Valley is a party or by which it is bound;

•	certain other provisions set forth in the indenture are met;

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•	in the case of the senior subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “Subordination of Senior Subordinated Debt Securities” would prevent Hudson Valley from making payments of principal of and premium, if any, and interest on the senior subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•	purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

•	in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	any non-cash dividends declared in connection with the implementation of a stockholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of the Trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debentures or any preferred securities of the Trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the senior subordinated debt securities. In the case of our junior subordinated debentures, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to any applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (a) the next succeeding interest payment date or (b) the date upon which we are required to give notice to any applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the senior subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Junior Subordinated Debentures

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” below. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

•	the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

•	the duration of the maximum consecutive period that Hudson Valley may elect to defer payments of interest on the junior subordinated debentures;

•	any redemption, repayment or sinking fund provisions;

•	whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Hudson Valley or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Hudson Valley and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Hudson Valley, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Hudson Valley or its subsidiaries.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures, or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Modification of Junior Subordinated Debenture Indenture

From time to time, Hudson Valley and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes as set forth in the junior subordinated debenture indenture.

Hudson Valley and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which, among other things:

•	change the stated maturity or reduce the principal or premium or other amounts due on any junior subordinated debentures,

•	change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest,

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures,

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made,

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights,

•	impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms,

•	change the subordination provisions adversely to the holders of the junior subordinated debentures, or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

•	we fail for 30 days to pay any interest or certain additional amounts on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

•	we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

•	if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities;

•	we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Hudson Valley.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

In the case of securities of a series issued to the Trust, any holder of the corresponding series of trust securities issued by the Trust shall have the right, upon the occurrence of an event of default described in the indenture, to institute a direct action. A “direct action” is a legal proceeding directly against Hudson Valley for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

Hudson Valley will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Hudson Valley or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Hudson Valley, unless:

•	in case Hudson Valley consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Hudson Valley’s obligations under the junior subordinated debentures and the guarantee,

•	immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing, and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at maturity or upon redemption within one year, and

•	Hudson Valley deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Hudson Valley, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness,

•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist,

•	any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of the Guarantee,” and the junior subordinated debenture indenture, means:

•	every obligation of Hudson Valley for money borrowed,

•	every obligation of Hudson Valley evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of Hudson Valley with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Hudson Valley,

•	every obligation of Hudson Valley issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of Hudson Valley,

•	all indebtedness of Hudson Valley, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements,

•	every obligation of the type referred to in the clauses above of another person and all dividends of another person the payment of which, in either case, Hudson Valley has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise,

•	obligations of the type referred to in the clauses above of another person secured by any lien on any property or asset of Hudson Valley, whether or not the obligation is assumed by Hudson Valley; and

•	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Senior debt,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of the Guarantee,” and the junior subordinated indenture, means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on indebtedness of the Company, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the securities, provided, however, that senior debt shall not be deemed to include (a) any indebtedness of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to the Company, (b) any indebtedness of the Company to any of its subsidiaries, (c) indebtedness to any employee of the Company, and (d) any securities.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock, preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the currency or currencies, and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the underlying warrant securities.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or book entry form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The descriptions of the trust preferred securities and the trust agreement in this prospectus and in any prospectus supplement are summaries of certain material provisions of the trust preferred securities and portions of the amended and restated agreement. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the trust preferred securities, because it, and not the summaries, defines your rights as holders of the trust preferred securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below. The following summary of certain terms and provisions of the trust preferred securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

The Trust may issue, from time to time, one series of trust preferred securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of the Trust. The terms of the trust common securities issued by the Trust will be substantially identical to the terms of the preferred securities issued by the Trust. The trust common securities of the Trust will rank equally, and payments will be made proportionately, with the preferred securities of the Trust. However, if an event of default under the trust agreement of the Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the Trust. Hudson Valley will own, directly or indirectly, all of the trust common securities of the Trust.

The trust preferred securities issued by the Trust will represent preferred undivided beneficial interests in the Trust. The holders of the trust preferred securities of the Trust will be entitled to a preference over the trust common securities of the Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of the Trust under the circumstances described under “Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the trust preferred securities of the Trust. The Trust will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

The Trust will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including the following:

•	the specific designation, number and purchase price of the trust preferred securities;

•	the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•	whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

•	the liquidation amount per trust preferred security which will be paid out of the assets of the Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of the Trust;

•	the obligation or right, if any, of the Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, the Trust will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•	the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether the Trust will have the option to convert the trust preferred securities into cash;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement;

•	the terms and conditions, if any, upon which junior subordinated debentures held by the Trust may be distributed to holders of preferred securities;

•	the title or designation and terms of any securities with which the preferred securities are issued as a unit;

•	whether the trust preferred securities will or may be represented by one or more global certificates;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

The Trust will also describe certain material United States federal income tax considerations applicable to the trust preferred securities in the applicable prospectus supplement.

The trust preferred securities of the Trust will rank equally, and payments will be made on the trust preferred securities equally, with the trust common securities of the Trust except as described under “Subordination of Trust Common Securities.” The Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Hudson Valley equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of the Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Hudson Valley will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trust when they do not have funds legally available for payment. See “Description of the Guarantee.”

The revenue of the Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related junior subordinated debentures of Hudson Valley. If Hudson Valley fails to make a required payment in respect of those junior subordinated debentures, the Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the Trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by the Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “Subordination of Trust Common Securities.”

If Hudson Valley redeems less than all of the junior subordinated debentures issued to the Trust before the stated maturity of the junior subordinated debentures, then the Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its trust preferred securities and trust common securities except as described under “Subordination of Trust Common Securities.” If the Trust redeems less than all of the trust preferred securities held in book-entry form, if any, it will redeem its trust preferred securities in accordance with the procedures of The Depository Trust Company, also known as DTC. See “Global Trust Preferred Securities.”

Redemption Procedures

Unless otherwise provided in the trust agreement and described in the applicable prospectus supplement, if the Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•	with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the trust preferred securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•	with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

If the Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that the Trust or Hudson Valley improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description of the Guarantee”:

•	distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by the Trust to the date the applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, Hudson Valley or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

Hudson Valley will have the right at any time to dissolve the Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of the Trust in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. Unless otherwise stated in the Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Hudson Valley having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the trust preferred securities of the Trust and subject to any regulatory approval.

The Trust will automatically dissolve upon the first to occur of:

(1) certain events of bankruptcy, dissolution or liquidation of Hudson Valley,

(2) the distribution of the related junior subordinated debentures to the holders of the trust securities of the Trust, if Hudson Valley, as sponsor, has given written direction to the property trustee to dissolve the Trust, which direction is optional and, except as described above, wholly within the discretion of Hudson Valley, as sponsor,

(3) the conversion, exchange or redemption of all of the trust securities of the Trust,

(4) expiration of the term of the Trust, and

(5) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

If a dissolution occurs as described in clause (1), (2), (4) or (5) above, the trustees of the dissolved Trust will liquidate the Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the trust preferred securities of the Trust will have a priority over its trust common securities in respect of liquidation distributions. See “Subordination of Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

(1) the trust securities will no longer be deemed to be outstanding,

(2) each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution, and

(3) any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Hudson Valley will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Subordination of Trust Common Securities

The Trust will pay distributions on, and the applicable redemption price of, the trust securities equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of the Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the trust preferred securities then due and payable.

Upon the occurrence and continuance of an event of default under the Trust’s trust agreement, Hudson Valley, as the holder of the trust common securities of the Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of the Trust will act solely on behalf of the holders of the trust preferred securities of the Trust and not on behalf of Hudson Valley as the trust common securities holder, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures — Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for the Trust, unless otherwise provided in the trust agreement for the Trust and described in the applicable prospectus supplement. Within the time period specified in the trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the trust preferred securities of the Trust, the administrative trustees of the Trust and Hudson Valley, as sponsor, unless the event of default will have been cured or waived.

For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Hudson Valley, see “Description of Junior Subordinated Debentures — Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, Hudson Valley, as the holder of trust common securities of the Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of the Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Hudson Valley as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “Liquidation of the Trust and Distribution of Junior Subordinated Debentures.” The Trust may, at the request of Hudson Valley, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1) the successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the trust securities of the Trust, or

•	substitutes for the trust securities of the Trust successor securities, which are securities having substantially the same terms as the trust securities of the Trust, so long as the successor securities rank the same as the Trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

(2) Hudson Valley expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures,

(3) the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of the Trust are then listed, if any,

(4) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of the Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization,

(5) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Trust in any material respect, other than any dilution of the holders’ interests in the new entity,

(6) the successor entity has a purpose substantially identical to that of the Trust,

(7) prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Hudson Valley has received an opinion from independent counsel to the Trust experienced in these matters to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Trust in any material respect, other than any dilution of the holders’ interests in the new entity, and

•	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(8) Hudson Valley or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust will not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the Guarantee — Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of trust preferred securities will have no voting rights.

Hudson Valley, the property trustee and the administrative trustees may amend from time to time the trust agreement of the Trust, without the consent of the holders of the trust securities of the Trust:

(1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

(2) to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act.

Subject to the immediately preceding paragraph, the trustees and Hudson Valley may amend from time to time the trust agreement of the Trust:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the Trust, and

•	upon receipt by the trustees, other than the administrative trustees, of an opinion of nationally recognized counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to the Trustees in accordance with the amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of the Trust securities, the trust agreement of the Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment,

•	change the purpose of the Trust,

•	authorize the issuance of any additional beneficial interests in the Trust,

•	change the conversion, exchange or redemption provisions of the Trust securities,

•	change the conditions precedent for Hudson Valley to elect to dissolve the Trust and distribute the related junior subordinated debentures to the holders of the Trust securities,

•	change the liquidation distribution or other provisions of the Trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of the Trust,

•	affect the limited liability of any holder of the Trust securities, or

•	restrict the right of a holder of the Trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of the Trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures,

•	waive certain past defaults under the junior subordinated debenture indenture,

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures, or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of the Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related trust preferred securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Hudson Valley or any affiliate of Hudson Valley will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of the Trust will initially be the property trustee or the Trust and any co-paying agent chosen by the property trustee of the Trust and acceptable to the administrative trustees of the Trust and Hudson Valley. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the Trust, the administrative trustees of the Trust and Hudson Valley. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the Trust and Hudson Valley, to act as paying agent.

Registrar and Transfer Agent

The property trustee of the Trust will act as registrar and transfer agent for the trust preferred securities of the Trust. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

The property trustee of the Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of the Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered indemnity satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Hudson Valley and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreement of the Trust and its trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of the Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•	the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act,

•	the Trust will be classified as a grantor trust for United States federal income tax purposes, and

•	the related junior subordinated debentures will be treated as indebtedness of Hudson Valley for United States federal income tax purposes.

Hudson Valley and the administrative trustees of the Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of the Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of trust preferred securities will not have any preemptive or similar rights.

The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF THE GUARANTEE

Hudson Valley will execute and deliver a guarantee concurrently with the issuance by the Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities of the Trust. The guarantee will be held for benefit of the holders of the trust preferred securities of the Trust by a guarantee trustee. Hudson Valley will qualify the guarantee as an indenture under the Trust Indenture Act, and the guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions of terms, and those made a part of the guarantee by the Trust Indenture Act. The terms of the guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” below. The descriptions of the guarantee herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the form of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of trust preferred securities to which the guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, Hudson Valley will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related trust preferred securities of the Trust, as and when due, except to the extent paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the Trust, will be subject to the guarantee:

(1) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds legally available therefor at such time;

(2) the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and

(3) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of the Trust, to the extent that the Trust has funds legally available therefor at the time, and

•	the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

The guarantee will be a guarantee on a subordinated basis (as described under “Ranking” below) of the Trust’s obligations under its trust preferred securities but will apply only to the extent that the Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by the Trust, we expect that the Trust will not pay distributions on its trust preferred securities and will not have funds legally available for such payments.

Hudson Valley’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Hudson Valley to the holders of the trust preferred securities entitled to those payments or by causing the Trust to pay those amounts to the holders.

Hudson Valley will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its trust preferred securities.

Ranking

The guarantee will constitute an unsecured obligation of Hudson Valley and will rank:

(1) subordinate and junior in right of payment to all other liabilities of Hudson Valley, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equally or subordinate by their terms, and

(2) senior to all capital stock now or hereafter issued by Hudson Valley and to any guarantee now or hereafter entered into by Hudson Valley in respect of any of its capital stock. The trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the preferred trust securities of the Trust will rank equally with all other guarantees issued or to be issued by Hudson Valley with respect to the securities of other trusts similar to the Trust.

The guarantee will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Hudson Valley or any of its subsidiaries.

Guarantee of Payment

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Hudson Valley to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.

Certain Covenants of Hudson Valley

In general, we will covenant in the guarantee that, so long as any trust preferred securities remain outstanding, if:

•	any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or

•	we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing, then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding any of our capital stock;

•	make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

(a) declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

(b) make payments under the guarantee;

(c) declare and pay a dividend in connection with the implementation of a stockholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(d) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

(e) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

(f) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities of the Trust, in which case no approval will be required, the guarantee of the trust preferred securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities of the Trust. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of Trust Agreement.” The guarantee and agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of Hudson Valley and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of Hudson Valley to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Hudson Valley will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Hudson Valley to enforce its rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

Termination

The guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of the Trust or upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of the trust preferred securities or otherwise. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Hudson Valley in performance of the guarantee, will undertake to perform only the duties as are specifically set forth in the guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the related trust preferred securities unless it is offered indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trust

The trust preferred securities issued by the Trust will represent preferred beneficial interests in the Trust. The Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Hudson Valley and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the trust securities of the Trust will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation of the Trust and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Hudson Valley, the property trustee of the Trust (if it has issued preferred trust securities), as holder of the related junior subordinated debentures, would be a creditor of Hudson Valley, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Hudson Valley receive payments or distributions.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the Company expects to use the net proceeds from the sale of offered securities for working capital and general corporate purposes, which may include:

•	investments in our Banks and other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business; and

•	investments at the holding company level.

The Trust will use all proceeds from the sale of the trust common and trust preferred securities to purchase junior subordinated debentures of Hudson Valley.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

No shares of our preferred stock were outstanding during the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the six months ended June 30, 2009, nor did we pay dividends on preferred stock during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods shown below. The ratios of earnings to fixed charges for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the six months ended June 30, 2009 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Excluding interest on deposits	2.71	4.88	3.78	3.22	3.78	4.16
Including interest on deposits	1.68	2.50	2.12	2.23	2.82	3.39

PLAN OF DISTRIBUTION

Hudson Valley or the Trust may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Hudson Valley and/or the Trust from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

Hudson Valley or the Trust may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of a securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on such securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Hudson Valley or the Trust may directly solicit offers to purchase offered securities. Agents designated by Hudson Valley or the Trust from time to time may also solicit offers to purchase offered securities. Any agent designated by Hudson Valley or the Trust, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Hudson Valley or the Trust to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, Hudson Valley or the Trust will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, Hudson Valley or the Trust will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from Hudson Valley or the Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, Hudson Valley or the Trust will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from Hudson Valley or the Trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, Hudson Valley or the Trust will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Hudson Valley or the Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with Hudson

Valley or the Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with Hudson Valley or the Trust, to indemnification by Hudson Valley or the Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, Hudson Valley or the Trust in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Day Pitney LLP, New York, New York.

EXPERTS

The consolidated financial statements of Hudson Valley appearing in Hudson Valley’s Annual Report on Form 10-K as of December 31, 2008 and 2007 and for the years then ended, and the effectiveness of Hudson Valley’s internal control over financial reporting as of December 31, 2008, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated statements of income, changes in stockholders’ equity and cash flows for the year ended December 31, 2006 incorporated in this Prospectus by reference from Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts and other documents that we refer you to. For further information on Hudson Valley and the securities, you should refer to our registration statement and its exhibits, as well as prospectus supplements and certain Current Reports on Form 8-K that we may file regarding the sale of certain securities covered by this registration statement. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We also file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports filed on Form 8-K dated February 4, 2009, April 16, 2009, May 7, 2009, May 26, 2009 and August 6, 2009; and

•	The definitive proxy statement for our 2009 annual meeting of stockholders; and

•	The description of the common stock which is contained in Hudson Valley’s Registration Statement on Form 10 including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC in the future until the termination of any offering of securities offered by this prospectus under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operation may have changed since that date.

There are no separate financial statements for the Trust contained in or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

•	The Trust has no independent operations and exists solely for the purpose of issuing the trust preferred securities and trust common securities and purchasing the junior subordinated debentures of Hudson Valley; and

•	Hudson Valley guarantees the trust preferred securities of the Trust as described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, Hudson Valley will pay all fees and expenses related to the Trust and the offering of its trust preferred securities, including the fees and expenses of the trustees.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write our Shareholder Relations Department, as follows:
Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707
Attention: Wendy Croker
Telephone: (914) 771-3214

           Shares

COMMON STOCK
par value $0.20 per share

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Fox-Pitt Kelton Cochran Caronia Waller	Raymond James

Stifel Nicolaus

          , 2009